Exhibit 5(a)(3)

4. Beneficiary (P-Primary, C-Contingent)

If the beneficiary listed below is not designated as a Primary or Contingent beneficiary, it will automatically default to a Primary designation. All shares will be divided equally unless otherwise noted in the space provided.

List additional beneficiaries on a separate page signed by Participant and dated the same date as this Enrollment Form. Share/Percentage must equal 100%. If beneficiary is a trust, list the name of the trust, name(s) of the current trustee(s), and trust agreement date AND provide copies of the first page and signature page of the trust agreement.

5. Notices (Please review the notice that applies to your state.)

Arizona Residents: Upon written request, we will provide reasonable factual information within a reasonable time regarding the benefits and provisions of the certificate. If for any reason you are not satisfied with the annuity contract, you may return it within twenty (20) days (or thirty (30) days if the Participant is age 65 or older on the date of the enrollment form for the certificate)after the certificate is delivered to you and receive a refund of all monies paid.

Arkansas, Louisiana and New Mexico Residents: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an enrollment form for insurance is guilty of a crime and may be subject to civil and criminal penalties.

California Residents Age 65 or Older: The sale or liquidation of any stock, bond, IRA, certificate of deposit, mutual fund, annuity, or other asset to fund the purchase of an annuity or life insurance product may have tax consequences, early withdrawal penalty, or other costs or penalties. We recommend that you consult independent legal or financial advice before selling or liquidating any assets to fund the purchase of any life insurance or annuity product.

Colorado Residents: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of insurance within the Department of Regulatory Agencies.

District of Columbia Residents: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment, and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

Hawaii Residents: For your protection, Hawaii law requires you to be informed that presenting a fraudulent claim for payment of a loss or benefit is a crime punishable by fines or imprisonment, or both.

5. Notices (Continued)

Kentucky and Pennsylvania Residents: Any person who knowingly and with intent to defraud any insurance company or other person files an enrollment form for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Maine, Tennessee, Virginia and Washington Residents: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or a denial of insurance benefits.

Maryland Residents: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an enrollment form for insurance is guilty of a crime and may be subject to fines and confinement in prison.

New Jersey Residents: Any person who includes any false or misleading information on an enrollment form for an insurance policy is subject to criminal and civil penalties.

Ohio Residents: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an enrollment form or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Oklahoma Residents: WARNING: Any person who knowingly and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

6. Existing Insurance/Replacement

A. For enrollment forms signed in [AL, AK, AZ, CO, HI, IA, KY, LA, ME, MD, MS, MT, NE, NH, NJ, NM, NC, OH, OR, RI, TX, UT, VT, VA , WV or WI], answer only question # 1.

1.	Do you have any existing life insurance policies or individual annuity contracts currently in force with this Company or any other company? ☐ Yes ☐ No

If “Yes” to # 1, complete the Important Notice Replacement of Life Insurance or Annuities. Your agent must present and read the Notice to you unless you voluntarily waive this step.

B. For enrollment forms signed in [AR, CA, CT, DE, DC, FL, GA, ID, IL, IN, KS, MA, MI, MN, MO, NV, ND, OK, PA, SC, SD, TN, WA, or WY], answer only question # 2.

2.	Will this contract replace or use cash values of any existing life insurance or annuity with this company or any other company? ☐ Yes ☐ No

If “Yes” to # 2, please provide company name and policy/contract #, and complete the appropriate Replacement Notice.

Company

Policy/Contract	#

7. Agreement

I agree that the information provided is true and complete to the best of my knowledge. I have read and understand each of the statements and answers on this form. The certificate I have applied for is suitable for my investment objectives and financial situation. A verbal confirmation may be requested for this enrollment form during a telephone interview, and I agree that this verbal confirmation is as valid as my written signature.

I ACKNOWLEDGE THAT PROSPECTUSES FOR THE CONTRACT, AND ALL AVAILABLE SUB-ACCOUNTS AND FUNDS SHOWN IN THE [XXXXXX FORM] ARE AVAILABLE TO BE VIEWED OR DOWNLOADED FROM THE COMPANY WEBSITE www.gafri.com AND THAT A COPY OF THE PROSPECTUSES HAVE BEEN PROVIDED TO MY PLAN ADMINISTRATOR. I UNDERSTAND THAT ALL VALUES, INCLUDING THE DEATH BENEFIT, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO THE DOLLAR AMOUNT.

Please initial here if you wish to give the
registered representative identified below authorization to make transfers on your behalf and at your direction, on this Certificate.

Signed at (city)	(state)

Participant’s Signature

Date

Plan Administrator’s Signature (if applicable)

Date

8. Agent’s Statement

To the best of my knowledge and belief, (1) the purchaser(s) ☐ does ☐ does not have any existing life insurance policies or annuity contracts currently in force with this or any other company; and (2) the annuity contract being purchased ☐ is ☐ is not intended to replace or use cash values of any existing life insurance or annuity with this or any other company. (If the purchaser(s) does have existing life insurance policies or annuity contracts, please read the appropriate replacement forms to the purchaser(s) (unless voluntarily waived) and complete the appropriate replacement forms.If the annuity being purchased is intended to replace or use cash values of any existing life insurance or annuity with this or any other company, please complete the appropriate replacement forms.)

If the Contract applied for replaces any existing life insurance or annuity with this or any other company, I attest that I have reviewed the potential advantages and disadvantages of the proposed transaction.

I hereby certify that in connection with my presentation to the purchaser(s) herein, I only used sales material that was previously approved by the Company and that I left with the purchaser(s) a copy of all sales material used in my presentation. (“Sales Material means a sales illustration and other written, printed or electronically presented information created, completed or provided by the

Company or the Agent and is used in the presentation to the purchaser in connection with the contract purchased).

I further certify that this transaction is in accord with the Company’s written statement with respect to the acceptability and appropriateness of replacements.

1st Agent’s Name (please print)
Agent’s Signature

Date
Agent Code #	Commission Split %
Phone
E-Mail Address

2nd Agent’s Name (please print)
Agent’s Signature

Date
Agent Code #	Commission Split %
Phone
E-Mail Address

9. For MGA/Agent Use Only (Commission Structure Codes)

[☐	NT	☐	T1	☐	T2]

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